UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

1.01. Entry into a Material Definitive Agreement.

On July 30, 2015, Net1 Applied Technologies South Africa Proprietary Limited (“Net1SA”), a directly wholly-owned subsidiary of Net 1 UEPS Technologies, Inc. (the “Company”), and certain of Net1SA’s wholly-owned subsidiaries, signed a Second Addendum to the Facility Letter (as amended) (the “Second Addendum”) with Nedbank Limited, a South African bank (“Nedbank”), to reduce the overdraft facility component of the available aggregate facility with Nedbank to ZAR 50 million from ZAR 200 million. The aggregate amount of the facility remained at ZAR 400 million; however, the terms of the facility were modified such that the aggregate amount consisted of (i) a primary amount of up to ZAR 200 million, which is immediately available, and (ii) a secondary amount of up to ZAR 200 million, which is not immediately available. The overdraft facility is included within the primary amount.

On December 9, 2016, Nedbank issued a letter (the “Nedbank Facility Letter”) to Net1 SA under which it agreed to temporarily increase the overdraft facility by the secondary amount of ZAR 200 million to ZAR 250 million.

The material terms and conditions of the Nedbank Facility Letter are more fully discussed in Item 2.03 below.

On December 8, 2016, the USD/ZAR exchange rate was $1.00/ZAR 13.57.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Nedbank Facility Letter temporarily increases the overdraft facility component of the available aggregate facility from ZAR 50 million to ZAR 250 million through the utilization of the secondary amount described in the Second Addendum.

The increase in the overdraft to ZAR 250 million is available until the earlier of the day on which the Company issues shares to the value of $45.0 million or the day on which FirstRand Bank Limited (acting through its Rand Merchant Bank division) repays ZAR 600 million back to Net1 SA that is currently held in escrow related to the issuance of a ZAR 2 billion guarantee to Net1 SA.

The foregoing description of the Nedbank Facility Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Nedbank Facility Letter, which is attached hereto as Exhibit 10.50 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 9, 2016, the Company issued an announcement through the JSE Limited’s (“JSE”) Stock Exchange News Service (“SENS”) system regarding the charge of its sponsor from Deutsche Bank Securities (Pty) Ltd to Rand Merchant Bank, a division of FirstRand Bank Limited. The Company is required to have a JSE registered sponsor which is responsible for (a) assisting the Company with its applications for listing, which require the production of listing particulars and/or other relevant documentation; and (b) to provide advice, on a continuing basis, regarding the application of the JSE’s Listings Requirements (“Listing Requirements”), including the application of the spirit of the Listings Requirements and upholding the integrity of the JSE, and in particular, the continuing obligations set out in the Listings Requirements.

A copy of the Company’s SENS announcement is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.50	Nedbank Facility Letter between Nedbank and Net1 SA and certain of its subsidiaries, dated December 9, 2016

99.1	SENS Announcement, dated December 9, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 9, 2016	By: Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer